As filed with the Securities and Exchange Commission on February 10, 2023	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sigma Additive Solutions, Inc.

(Exact name of registrant as specified in its charter)

Nevada	27-1865814
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Sigma Additive Solutions, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(505) 438-2576

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jacob Brunsberg

President and Chief Executive Officer

Sigma Additive Solutions, Inc.

3900 Paseo del Sol

Santa Fe, New Mexico 87507

(505) 438-2576

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Darren T. Freedman

TroyGould PC

1801 Century Park East, 16th Floor

Los Angeles, California 90067

From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to completion, dated February 10, 2023

SIGMA ADDITIVE SOLUTIONS, INC.

Prospectus

1,265,896 Shares of Common Stock Offered by Selling Stockholders

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 1,265,896 shares of our common stock issuable upon the exercise of outstanding common stock purchase warrants sold and issued by us in an April 2020 private placement described herein (the “Placement Warrants”). The Placement Warrants are currently exercisable for a total of 1,648,302 shares of our common stock, including the shares offered hereby and 382,406 shares issued or issuable upon exercise of the Placement Warrants that are registered for resale by the selling stockholder under the Registration Statement on Form S-3 (Reg. No. 333-239774) on file with the Securities and Exchange Commission. The Placement Warrants are exercisable at any time on or before October 7, 2025 at a current exercise price of $0.58 per share. The exercise price of the Placement Warrants and number or shares issuable upon exercise of the Placement Warrants are subject to adjustment as described in the section titled “Description of Securities – Placement Warrants.” The shares offered hereby became issuable under the Placement Warrants by reason of such antidilution provisions.

For a list of the selling stockholders, please see the section titled “Selling Stockholders.” The selling stockholders may sell the shares from time to time in the principal market on which our common stock is traded at the prevailing market price, in negotiated transactions, or through any other means described in the section titled “Plan of Distribution.” We do not know when or in what amounts the selling stockholders may offer the shares for sale. The selling stockholders may sell some, all or none of the shares offered by this prospectus. The selling stockholders may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, of the shares that they are offering. We will pay the expenses of registering the shares. We will not receive any proceeds from the sale of the shares by the selling stockholders. However, we will receive payment of the exercise price upon any exercise of the Placement Warrants to the extent exercised on a cash basis, and any such proceeds we receive will be used to augment our working capital and for general corporate purposes. See “Use of Proceeds.”

Our common stock is traded on The NASDAQ Capital Market under the symbol “SASI.” On February 9, 2023, the last reported sale price of our common stock as reported on The NASDAQ Capital Market was $0.6525.

You should understand the risks associated with investing in our common stock. Before making an investment decision, read the section titled “Risk Factors” beginning on page 6 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on behalf of the selling stockholders with the Securities and Exchange Commission, or the SEC, to permit the selling stockholders to sell the shares described in this prospectus in one or more transactions. The selling stockholders and the plan of distribution of the shares being offered by them are described in this prospectus in the sections titled “Selling Stockholders” and “Plan of Distribution,” respectively.

As permitted by the rules and regulations of the SEC, the registration statement of which this prospectus is a part includes additional information not contained in this prospectus. You may read the registration statement and the other reports we file with the SEC at the SEC’s web site described in the section titled “Where You Can Find More Information.”

You should rely only on the information that is contained or incorporated by reference in this prospectus. We and the selling stockholders have not authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it.

The shares offered by this prospectus are not being offered in any jurisdiction where the offer or sale of such shares is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus or, in the case of the documents incorporated by reference, the date of such documents, regardless of the date of delivery of this prospectus or any sale of the shares offered by this prospectus. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.

Unless otherwise stated or the context otherwise requires, the terms “Sigma,” “we,” “us,” “our” and the “Company” refer to Sigma Additive Solutions, Inc., a Nevada corporation.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that should be considered before investing in the shares offered by this prospectus. Prospective purchasers should read the entire prospectus carefully, including the more detailed information regarding our business provided in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Form 10-K”) incorporated herein by reference, the risks related to our securities discussed in the “Risk Factors” section of the Form 10-K, and our financial statements and the accompanying notes to the financial statements incorporated herein by reference.

Our Company

Summary

Sigma was founded by a group of scientists, engineers and businessmen to develop and commercialize novel and unique manufacturing and materials technologies. Sigma believes that some of these technologies will fundamentally redefine conventional quality assurance and process control practices by embedding them into the manufacturing processes in real time, enabling process intervention and ultimately leading to closed loop process control. The Company anticipates that its core technologies will allow its customers to combine advanced manufacturing quality assurance and process control protocols with novel materials to achieve breakthrough product potential in many industries, including aerospace, defense, oil and gas, bio-medical, and power generation.

Historically, we have generated revenues through sales, and more recently, subscription-based licensing of our PrintRite3D® technology to customers that seek to improve their manufacturing production processes, and through ongoing annual software upgrades and maintenance fees. However, 2022 was a year of significant change for our business, from our symbolic name change to the execution of a new approach to the market. We have a mission to accelerate the adoption of additive manufacturing by setting the industry standard for quality, and we have charted our path to deliver the first holistic digital quality experience for the additive industry with the following objectives:

●	Simplifying the quality experience from up to twelve disparate software licenses and multiple manual spreadsheets, to a single user experience that is holistic and integrated with production workflow.
●	Building strategic partnerships, expanding our partner ecosystem, and best ensuring success of existing customers as they move into production.
●	Offering products that are easier to use and less expensive, both for initial purchases and as expansion opportunities.
●	Attracting a strategic corporate investment partner with clear product, customer, and financial synergies.

A holistic digital quality experience connects in-process data upstream to CAD/CAM through the downstream inspection and material data. This digital quality journey begins by creating a new qualification framework for in-process data. The path to qualified parts and continued production relies on more than just melt pool monitoring; it also covers machine health, process health, and part health. Our customers require specific data for qualification and certification of parts and need a holistic approach to production quality, and further, require a way to simplify quality from 8-12 disparate software licenses and several manual spreadsheets, to one user experience that is integrated into their production workflow.

In order to expand the number of OEMs distributing our technology, we launched a three-tiered OEM program directed to: (1) new OEMs without their own quality assurance or monitoring solution; (2) established OEMs with a quality monitoring offering, but who have customers with multiple printers from multiple OEMs and want a single third party quality and analytics solution with consistent quality metrics across printers, processes and materials; and (3) OEMs building open application programming interfaces, or APIs, to integrate components of Sigma’s proprietary technology with their current offerings. We are now working with OEMs on their next generation printers to offer a software-only solution that will utilize the printer’s computing infrastructure and dramatically reduce the overall cost of its technology, enabling the opportunity to move towards a software only embedded solution on every printer sold by partner OEMs. To further augment this initiative, we have also begun integrating with industry wide hardware providers, such as our recently announced relationship with a laser scanner provider.

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We began offering our current PrintRite3D integrated hardware and software solution on a subscription basis in 2022. Among other things, at present the change reduced the initial upfront cost to a new user from over $100,000 to approximately $3,000-$5,000 per month. The combination of subscription pricing and the new software-only products that can be embedded into OEM and software partner offerings are intended to make our technology more affordable to acquire and easier to bundle, distribute and support in an effort to become the industry standard.

The shift in our business model has adversely affected our revenues and near-term revenue growth as we increased our focus on building strategic partnerships, expanding our partner ecosystem, and ensuring the success of our existing customers as they move into production. Our ability to generate revenues in the future will depend on our ability to further commercialize and increase market presence of our traditional PrintRite3D® technology, along with our new software-only offerings that start to link industry quality together. Additionally, it will depend on whether key prospective customers continue to move from additive manufacturing prototyping to production, which our products are intended to accelerate. However, we believe these changes to our business model will contribute to faster adoption of our product by end users and will result in more predictable and profitable revenues over the longer term.

In connection with this shift, we reduced our headcount in the third quarter by a net of five employees. With a further reduction of two employees in October, our full-time headcount now stands at twenty-five, a net reduction of ten employees from our peak of thirty-five in April 2022. Though we plan to hire one or two new employees to fill open positions in the near-term, we expect our headcount will be stable for the next twelve to eighteen months.

As part of our vision to build the future of connected digital quality, we have undertaken an initiative to attract a strategic corporate investment partner with clear product, customer, and financial synergies to Sigma. This work is focused on identified companies that connect to our long-term quality vision. This strategic investment initiative is focused on synergies and potential product integration to accelerate market visibility and customer adoption.

Over the past ten years, Sigma has invested its resources to solve the problem of in-process AM quality: melt pool analytics for the “part”. This remained a retrofit lab solution until the last eight months. Our prior product offering met the needs of materials scientists, but overlooked the production needs of shop floor technicians, process engineers, and operations teams. The addition of our “machine” and “process” software products for additive manufacturing will provide a holistic in-process quality base for us to connect to the broader digital quality ecosystem.

We believe the industry is evolving. Application Programming Interfaces, or APIs, are opening up, as some of our relationships with OEMs have become public. There is also a trend toward consolidation in additive manufacturing as companies align for profitability. Sigma made demonstrable progress in 2022 connecting to other products in the AM digital quality stream, and a connection to a strategic partner paired with near term execution can augment our ability to scale, support the market, and create value. Further, alignment with a strategic partner allows for common growth, vision, and funding of the Company to achieve its mission, but also provides an opportunity for other strategic relationships, including potential acquisitions that can further accelerate the execution of our digital quality vision.

Third Party Competition and Sigma’s Intellectual Property Safeguards

Sigma is engaged with large companies in several industries including aerospace, defense, oil and gas, bio-medical, and power generation because both we, and they, agree that they need a common quality standard and third-party quality assurance tools for 3D metal printing that applies to all laser powderbed-made parts regardless of which machine, design, or metal was employed. To date, we are unaware of any meltpool monitoring products that compete with PrintRite3D that can meet those criteria. Sigma’s thermal data gathering, and analytical tools provide quality information metrics that correlate to measures of internal metal part design, conformity, uniformity, and characteristics such as porosity, unsintered material etc. The primary competition to PrintRite 3D is varying iterations of Optical Tomography (OT). Optical Tomography develops optical data and computer analysis thereof sometimes linked to simulation tools to predict quality. OT technology does not provide universal thermal-data based metrics of metal quality that Sigma’s thermal data provides, and which are fundamental to confirming or rejecting parts based on measurable consistency of material properties.

Sigma began its investigation and research into optical and thermal data collection and measurement for quality assurance and intervention approximately 5 years ago and began to develop its intellectual property protection at that time also.

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Sigma Additive Solutions, Inc. Patent Portfolio as of December 31, 2021
Jurisdiction	Granted	In Process	Total
US	13	16	29
PCT	-	3	3
EP	-	4	4
Germany	1	7	8
China	1	4	5
Japan	-	2	2
Korea	-	1	1
Total	15	37	52

Based upon the evidence of competitors’ product claims and features reviewed by Sigma to date, it appears to us that Sigma’s solution to the quality problems of 3D metal printing is a significantly different technological approach than that of our principal known competition. It continues to appear to us that the intellectual property protection of PrintRite3D’s acuity, meaningful metrics of thermal data correlated to part quality, and usability of its software accord Sigma freedom to operate with its technology and may be a significant barrier to entry to competitors switching over to try to pursue the technology path traveled by Sigma. There is no assurance, however, that our patents will afford us significant protection from competition.

April 2020 Offering

On April 2, 2020, we entered into a securities purchase agreement with the selling stockholders and other institutional investors pursuant to which we issued and sold to the selling stockholders (the “April Offering”) (a) 493,027 shares of our common stock and so-called Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase up to 22,438 shares of our common stock under our “shelf” Registration Statement on Form S-3 (Reg. No. 333-225337, and (b) the Placement Warrants in a private placement transaction.

Corporate Information

We were incorporated as Messidor Limited in Nevada on December 23, 1985 and changed our name to Framewaves Inc. in 2001. On September 27, 2010, we changed our name from Framewaves Inc. to Sigma Labs, Inc. and on August 9, 2022 we changed our name to Sigma Additive Solutions, Inc.

Our principal executive offices are located at 3900 Paseo del Sol, Santa Fe, New Mexico 87507, and our telephone number is (505) 438-2576. Our website address is www.sigmaadditive.com, although the information on our website is not deemed to be part of this prospectus.

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The Offering

Common stock offered by the selling stockholders	1,265,896 shares(1)

Common stock offered by us	None

Common stock outstanding prior to the offering	10,498,802 shares(2)

Common Stock to be outstanding after the offering	11,764,698 shares(2)(3)

NASDAQ Capital Market Symbol	SASI

Use of proceeds	We will not receive any proceeds from the sale of the shares offered by the selling stockholders. However, we may receive up to a maximum of approximately $734,000 of gross proceeds from the exercise of the Placement Warrants by selling stockholders to the extent they are exercised on a cash basis. We expect to use any proceeds from the exercise of the Placement Warrants to augment our working capital and for general corporate purposes. No assurances can be given that all or any of the Placement Warrants will be exercised.

Risk factors	An investment in our common stock involves significant risks. See “Risk Factors” beginning on page 6, below.

(1) Consists of 1,265,896 shares of common stock issuable upon the exercise of the Placement Warrants.

(2) As of December 31, 2022, and does not include (i) a total of 1,799,053 shares of common stock issuable upon the exercise of outstanding options having a weighted-average exercise price of $3.76 per share; (ii) a total of 3,823,279 shares of common stock issuable upon the exercise of outstanding warrants having a weighted average exercise price of $4.66 per share, (iii) a total of 87,267 shares of common stock issuable upon conversion of all of the shares of the Company’s Series D Preferred Stock based on a conversion price of $1.80 per share; (iv) a total of 61,651 shares issuable upon the conversion of all of the shares of the Company’s Series E Convertible Preferred Stock, based on a conversion price of $10.30 per share; (v) 14,568 shares of our common stock issuable upon exercise of Unit Purchase Options to acquire up to 11,206 units, at an exercise price of $17.50 per unit, consisting of 11,206 shares of common stock and warrants to purchase up to 3,362 shares of common stock at an exercise price of $16.10 per share, and (vi) 436,506 shares of our common stock reserved for issuance in connection with future awards under our 2013 stock incentive plan.

(3) Assumes the exercise of all the Placement Warrants by the selling stockholders.

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RISK FACTORS

Investing in our common stock involves material risks. Before you decide whether to purchase any shares of our common stock offered hereby, in addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the risks described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, which information is incorporated by reference in this prospectus, as such risk factors may be updated from time to time by our future filings with the SEC. If one or more of these risks materializes, our business, financial condition and results of operations may be adversely affected. In that event, the market price of our common stock could decline. The risks that are described in this prospectus or in any document that is incorporated by reference into this prospectus are not the only risks that we face. Additional risks not presently known to us or that we currently believe to be immaterial may also adversely affect our business, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may include forward-looking statements that reflect our current views with respect to our research and development activities, business strategy, business plan, financial performance and other future events. These statements include forward-looking statements both with respect to us, specifically, and our industry, in general. We make these statements pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements involve inherent risks and uncertainties, and there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to, those factors referred to in the “Risk Factors” section of this prospectus, all of which you should review carefully. Please consider our forward-looking statements in light of those risks as you read this prospectus. We undertake no obligation to publicly update or review any forward-looking statement, whether because of new information, future developments or otherwise.

If one or more of these or other risks or uncertainties materializes, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we anticipate. Before purchasing any shares of our common stock, you should carefully consider all of the factors set forth or referred to in this prospectus that could cause actual results to differ.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock offered by the selling stockholders. All proceeds from the sale of the shares will be for the account of the selling stockholders. The selling stockholders may sell the shares on The NASDAQ Capital Market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. However, we will receive proceeds upon the cash exercise of the Placement Warrants. If all the Placement Warrants are exercised on a cash basis, we will receive gross proceeds of approximately $734,000. Any such proceeds will be used to augment our working capital and for general corporate purposes. No assurance can be given, however, that all or any portion of the Placement Warrants will be exercised for cash or otherwise.

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The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage or legal services or any other expenses incurred by the selling stockholders in disposing of the shares included in this prospectus. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDERS

Selling Stockholders Table

The shares of our common stock being offered by the selling stockholders are issuable to the selling stockholders upon exercise of the Placement Warrants. The table below sets forth the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of our common stock by each of the selling stockholders. The second column reflects the number of shares of common stock beneficially owned by the selling stockholders, including shares of common stock issuable upon the exercise of warrants held by the selling stockholders, including the Placement Warrants, without taking account of limitations on exercise of the selling stockholders’ warrants. The third column sets forth the shares of common stock being offered by this prospectus by the selling stockholders and also does not take in account limitations on exercise of the Placement Warrants. The fourth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the Placement Warrants, a selling stockholder may not exercise the Placement Warrants, to the extent such selling stockholder or any of its affiliates would beneficially own immediately following the exercise a number of shares of our common stock which would exceed 4.99% of the outstanding shares of common stock. The number of shares of common stock and the percentage of shares of common stock in the table, below, do not give effect to this beneficial ownership limitation. Accordingly, the selling stockholders each disclaim beneficial ownership or more than 4.99% of our common stock before or after this offering. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

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Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to this Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After this Offering	Percentage of Shares of Common Stock Owned After this Offering (1)
Iroquois Master Fund Ltd. (2)	809,831	265,837	543,994	4.70%
Iroquois Capital Investment Group LLC (3)	1,426,593	683,583	743,010	6.09%
Brio Capital Master Fund Ltd.(4)	1,414,465	316,476	1,097,989	9.37%

(1)	Based on 10,772,713 shares outstanding as of January 31, 2023 and without giving effect to beneficial ownership limitations of warrants held by the selling stockholders.

(2)	Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd. Iroquois Capital Management, LLC has voting control and investment discretion over securities held by Iroquois Master Fund. As managing members of Iroquois Capital, Kimberly Page and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital Management, LLC in its capacity as investment manager to Iroquois Master Fund Ltd. As a result of the foregoing, Ms. Page and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Management and Iroquois Master Fund.

(3)	Richard Abbe is the managing member of Iroquois Capital Investment Group LLC. Mr. Abbe has voting control and investment discretion over securities held by Iroquois Capital Investment Group LLC. As such, Mr. Abbe may be deemed to be the beneficial owner (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by Iroquois Capital Investment Group LLC.

(4)	Shaye Hirsch, as Director of Brio Capital Master Fund Ltd., has the power to vote and dispose of the shares held by Brio Capital Master Fund Ltd. and may be deemed to be the beneficial owner of these shares. The address for Brio Capital Master Fund Ltd. is c/o Brio Capital Management LLC, 100 Merrick Road, Suite 401W, Rockville Centre, New York 11570.

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We are registering the shares under the Securities Act of 1933, as amended (the “Securities Act”), to give the selling stockholders the opportunity, if they so desire, to publicly sell the shares for their own accounts in such amounts and at such times and prices as each may choose. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the below listed shares of common stock owned by them. The registration of these shares does not require that any of the shares be offered or sold by the selling stockholders. The selling stockholders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best-efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement. Please see “Plan of Distribution.” The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of common stock that will be held by the selling stockholders after any sales made pursuant to this prospectus because the selling stockholders are not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling stockholders will sell all of the shares included in this prospectus.

Transferees, successors and donees of identified selling stockholders will not be able to use this prospectus for resales until they are named in the table below by prospectus supplement or post-effective amendment. If required, we will add transferees, successors and donees by prospectus supplement in instances where the transferee, successor or donee has acquired its shares from holders named in this prospectus after the effective date of this prospectus.

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Relationships with Selling Stockholders

In January 2023, we issued to Brio Capital Master Fund Ltd., one of the selling stockholders, a five-year warrant to purchase up to 225,000 shares of our common stock at an initial exercise price of $0.58 a share in consideration of its conversion, in full, of the last remaining outstanding shares of our Series D Preferred Stock. Except for the foregoing transactions and the sale and purchase of our securities in the April Offering, the selling stockholders have had no position, office, or other material relationship with us or any of our affiliates within the past three years.

Information concerning the selling stockholders may change from time to time and any such changed information will be described in supplements to this prospectus if required.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable upon exercise of the Placement Warrants to permit the resale of these shares of common stock by the holders thereof, from time to time after the date of this prospectus. We will receive proceeds from the cash exercise of any Placement Warrants. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock, except underwriting discounts and selling commissions, if any, which will be borne by the selling stockholders.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the Registration Statement is declared effective by the SEC;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

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The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock, as applicable, covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of preferred stock and common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M, which may limit the timing of purchases and sales of any of the shares of preferred stock or common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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Once sold pursuant to this prospectus, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

DESCRIPTION OF SECURITIES

Authorized Capital Stock

As of December 31, 2022, we were authorized to issue 24,000,000 shares of common stock, $0.001 par value per share, of which 10,498,802 shares were issued and outstanding, and 10,000,000 shares of preferred stock, $0.001 par value, of which 465 shares were issued and outstanding.

Common Stock

We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Under our articles of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.

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Of the authorized shares of preferred stock, 132 shares designated “Series D Preferred Stock” and 333 shares designated “Series E Preferred Stock” were issued and outstanding as of December 31, 2022. The Series D and Series E Preferred Stock had an initial stated value of $1,000 per share and $1,500 per share, respectively (the “Stated Value”). Dividends at the initial rate of 9% per annum accrue monthly and are payable in kind by the increase of the Stated Value by said amount. The holders of the Series D and Series E Preferred Stock have the right at any time to convert all or a portion of the Preferred Stock (including, without limitation, accrued and unpaid dividends and make-whole dividends through the third anniversary of the issue date) into shares of the Company’s common stock at an initial conversion rate determined by dividing the “Conversion Amount” by a current conversion price of $0.58 per share. The Conversion Amount is the sum of the Stated Value plus any other unpaid amounts payable with respect to the Series D or Series E Preferred Stock being converted plus the “Make Whole Amount” (the amount of any dividends that, but for the conversion, would have accrued at the dividend rate for the period through the third anniversary of the issue date). The conversion price is subject to adjustment for stock splits, dividends recapitalizations and similar events. In the event we sell or issue common stock or common stock equivalents at an effective price less than the conversion price of the Series D Preferred Stock, the conversion price of the Series D Preferred Stock will be reduced on a full-ratchet basis to such effective price.

Placement Warrants

The Placement Warrants are currently exercisable for a total of 1,648,302 shares of our common stock, including the shares offered hereby and 382,406 shares issued or issuable upon exercise of the Placement Warrants that are registered for resale by the selling stockholder under the Registration Statement on Form S-3 (Reg. No. 333-239774) on file with the Securities and Exchange Commission. The Placement Warrants are exercisable at any time on or before October 7, 2025 at a current exercise price of $0.58 per share.

Anti-dilution Provisions

The exercise price of the Placement Warrants, and number or shares issuable upon exercise of the Placement Warrants are subject to adjustment in the event of a stock split, reverse stock split and similar events. In the event we sell or issue common stock or common stock equivalents at an effective price less than the exercise price of the Placement Warrants, the exercise price of the Placement Warrants will be reduced on a full-ratchet basis to such effective price and the number of shares of common stock issuable on exercise of the Placement Warrants will be increased such that the number of shares issuable on exercise of the Placement Warrants will equal the quotient obtained by dividing the total exercise price of the Placement Warrants by such reduced exercise price. In January 2023, the exercise price of the Placement Warrants was reduced from $2.50 a share to the current exercise price because of our grant of stock options at an exercise price of $0.58 a share and the number of shares of our common stock issuable on exercise of the Placement Warrants increased from 382,406 to 1,648,302. The shares of common stock by the selling stockholders hereby became issuable under the Placement Warrants by reason of such anti-dilution provisions.

Limitations on Exercise

Subject to certain exceptions, the Placement Warrants prohibit the holder from exercising the Placement Warrants to the extent that immediately prior to or after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would own more than 4.99% of the total number of shares of our common stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage or a higher percentage not in excess of 9.99% upon 61 days’ notice to us.

Fundamental Transactions

The Placement Warrants prohibit us from entering into specified transactions involving a change of control, unless the successor entity assumes all of our obligations under the Placement Warrants in a written agreement before the transaction is completed. At the election of the holder, the Placement Warrants are subject to redemption by us in cash upon a fundamental transaction at the Black-Scholes value of the Placement Warrants.

Transfer Agent

The transfer agent and registrar of our common stock is Issuer Direct Corporation. The address of our transfer agent and registrar is 1981 Murray Holladay Road, Suite 100 Salt Lake City, Utah 84117, and its telephone number is (801) 272-9294.

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Anti-Takeover Effects of Certain Provisions of Our Charter Documents

Our articles of incorporation and bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions include the following:

●	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to authorize the issuance of additional shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;
●	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;

●	the required approval of the holders of at least two-thirds of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our articles of incorporation and bylaws regarding the election and removal of directors;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

The NASDAQ Capital Market

Our common stock is currently traded on The NASDAQ Capital Market under the symbol “SASI.”

Nevada Anti-Takeover Law and Charter and Bylaws Provisions

NRS sections 78.378 to 78.3793 provide state regulation over the acquisition of controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our company because in order to be applicable, we would need to have a specified number of Nevada residents as shareholders, and we would have to do business in Nevada directly or through an affiliate.

LEGAL MATTERS

The validity of the common stock offered hereby has been passed upon for us by TroyGould PC, Los Angeles, California. Certain attorneys employed by TroyGould PC beneficially own shares of our common stock constituting in the aggregate less than 1% of our outstanding shares of common stock.

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EXPERTS

The financial statements of Sigma Additive Solutions, Inc. as of December 31, 2021 and December 31, 2020, included in the Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Haynie & Company, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. We have incorporated these financial statements by reference in reliance upon the report of Haynie & Company, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to this offering of our common stock. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some items of which are contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements contained in this prospectus as to the contents of any contract, agreement or other document are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed or incorporated by reference as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

We file periodic reports and other information with the SEC. Such periodic reports and other information are available for inspection at the website of the SEC referred to above. We maintain a website http://www.sigmaadditive.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained on, or that may be obtained from, our website is not, and shall not be deemed to be, a part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.

We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC on March 24, 2022;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022, June 30, 2022 and September 30, 2022, respectively, filed with the SEC on April 26, 2022, August 5, 2022 and November 14, 2022;

●	our Current Reports on Form 8-K filed with the SEC on January 27, 2022, January 28, 2022, February 10, 2022, February 17, 2022, March 24, 2022, April 4, 2022, April 4, 2022, April 14, 2022, April 26, 2022, May 17, 2022, May 24, 2022, July 8, 2022, August 5, 2022, August 12, 2022, September 22, 2022, October 19, 2022, November 14, 2022, December 16, 2022 and January 27, 2023, respectively; and

●	the description of our Common Stock contained in our Registration Statement on Form 8-A (File No. 001-38015) filed with the SEC on February 14, 2017, including any amendment or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1933, as amended, including those made on or after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Sigma Additive Solutions, Inc., 3900 Paseo del Sol, Santa Fe, New Mexico 87507; Telephone (505) 438-2576. Copies of the above reports may also be accessed from our website at http://www.sigmalabsinc.com. We and the selling stockholders have authorized no one to provide you with any information that differs from that contained in this prospectus. Accordingly, you should not rely on any information that is not contained in this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of the front cover of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

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Sigma Additive Solutions, Inc.

Prospectus

1,265,896 Shares of Common Stock Offered by the Selling Stockholders

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for registration fee, which is actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of our common stock described in this registration statement.

SEC registration fee	$90.68
Accounting fee and expenses	5,000.00
Legal fees and expenses	15,000.00
Printing and related expenses	2,000.00
Transfer agent and registrar fees	1,000.00
Miscellaneous expenses	3,000.00
Total	$26,090.68

Item 15. Indemnification of Directors and Officers.

Pursuant to our amended and restated articles of incorporation, none of our directors or officers will have any personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of the applicable statutes of Nevada.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify a present or former director, officer, employee or agent of the corporation, or of another entity or enterprise for which such person is or was serving in such capacity at the request of the corporation, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, except an action by or in the right of the corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith, arising by reason of such person’s service in such capacity if such person (1) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes, which sets forth standards for the conduct of directors and officers, or (2) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of actions brought by or in the right of the corporation, however, no indemnification may be made for any claim, issue or matter as to which such person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.751 of the Nevada Revised Statutes permits any discretionary indemnification under Section 78.7502 of the Nevada Revised Statutes, unless ordered by a court or advanced to a director or officer by the corporation in accordance with the Nevada Revised Statutes, to be made by a corporation only as authorized in each specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination must be made (1) by the stockholders, (2) by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

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Our amended and restated bylaws require us to indemnify our directors and officers in a manner that is consistent with the provisions of Nevada law described in the preceding two paragraphs.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers. Furthermore, we have entered into indemnification agreements with each of our directors and officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Nevada law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or officer.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Form 10-K filed March 24, 2022, and incorporated herein by reference).
3.2	Certificate of Amendment to Amended and Restated Articles of Incorporation, as amended (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on August 12, 2022, and incorporated herein by reference).
3.3	Amended and Restated By-laws of the Company, as amended (filed as Exhibit 3.12 to the Company’s Form 10-K, filed on March 24, 2021, and incorporated herein by reference).
3.4	Amendment No. 3 to Amended and Restated By-Laws (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on December 16, 2022, and incorporated herein by reference).
4.1	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
4.2	Form of Placement Agent Warrants (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 6, 2018, and incorporated herein by reference).
4.3	Form of Common Stock Purchase Warrant.(filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 26, 2018, and incorporated herein by reference).
4.4	Form of Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 14, 2019, and incorporated herein by reference).
4.5	Form of Unit Purchase Option (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed March 14, 2019, and incorporated herein by reference).
4.6	Form of Common Stock Purchase Warrant.(filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed May 8, 2019, and incorporated herein by reference).
4.7	Form of Placement Agent Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed May 8, 2019, and incorporated herein by reference).
4.8	Form of Institutional Common Warrant (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K, filed January 30, 2020, and incorporated herein by reference).

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4.9	Form of Preferred Warrant (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed January 30, 2020, and incorporated herein by reference).
4.10	Form of Class A Warrant (filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K, filed January 30, 2020, and incorporated herein by reference).
4.11	Form of Pre-Funded Warrant (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 3, 2020, and incorporated herein by reference).
4.12	Form of Common Stock Purchase Warrants (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed April 3, 2020, and incorporated herein by reference).
4.13	Form of Placement Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 7, 2020)
4.14	Underwriting Agreement, dated as of January 8, 2021, between the Company and the Underwriters (filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K filed on January 12, 2021, and incorporated herein by reference).
4.15	Form of Underwriter Common Stock Purchase Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 12, 2021, and incorporated herein by reference).
4.16	Form of Warrant to Purchase Common Stock (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed January 12, 2021, and incorporated herein by reference).
4.17	Form of Warrant to Purchase Common Stock (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed March 30, 2021, and incorporated herein by reference).
4.18	Form of Placement Agent Warrant (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed March 30, 2021, and incorporated herein by reference).
4.19	Description of Securities (filed as Exhibit 4.15 to the Company’s Form 10-K, filed on March 24, 2022, and incorporated herein by reference).
5.1	Opinion of TroyGould PC (filed herewith).
23.1	Consent of Haynie & Company (filed herewith)
23.2	Consent of TroyGould PC (included in Exhibit 5.1).
24.1	Powers of Attorney (included on page II-6).
107	Filing Fees (filed herewith)

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions described under Item 15 or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, Minnesota, on this 10th day of February 2023.

Sigma Additive Solutions, Inc.

/s/ JACOB BRUNSBERG
Jacob Brunsberg
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, jointly and severally, Jacob Brunsberg and Frank Orzechowski, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same and all prospectus supplements, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Dated: February 10, 2023	/s/ JACOB BRUNSBERG
Jacob Brunsberg
President and Chief Executive Officer (Principal Executive Officer)

Dated: February 10, 2023	/s/ FRANK ORZECHOWSKI
Frank Orzechowski
Chief Financial Officer, Treasurer and Secretary (Principal Accounting Officer and Principal Financial Officer)
Dated: February 10, 2023	/s/ SALVATORE BATTINELLI
Salvatore Battinelli, Director

Dated: February 10, 2023	/s/ DENNIS DUITCH
Dennis Duitch, Director

Dated: February 10, 2023	/s/ MARK RUPORT
Mark Ruport, Director

Dated: February 10, 2023	/s/ KENT SUMMERS
Kent Summers, Director

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